MTM TECHNOLOGIIES [LOGO]

MTM Technologies Announces New Credit Facility with GE Capital Solution’s Commercial Distribution Finance (GE CDF) Unit

•	MTM announces $34 million credit facility with GE CDF providing additional capital to accelerate the growth of MTM Technologies

•	Provides additional benefits including preferred terms through GE’s Purchase Order Financing Program, “STAR”

•	$25 million secured debt facility with Columbia Partners L.L.C extended for an additional year to 2010

STAMFORD, CT – August 23 2007 – MTM Technologies, Inc. (NASDAQ: MTMC), a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies, today announced it has entered into a new $34 million credit facility with GE CDF which will provide additional capital to fuel MTM Technologies growth.  The GE credit facility replaces a CIT and Textron Facility.

Key Highlights of the Credit Facility include:

•    $20 million revolving credit line for working capital needs.

•    $14 million inventory floor plan facility.

•    The new facility under GE CDF will provide growth opportunities including:

➢  Additional purchasing flexibility through preferred relationship status from GE’s key strategic vendor programs.

➢  Innovative distribution financing programs for qualified MTM customers through GE’s Purchase Order Financing Program, “STAR.”

➢  Additional eligibility available for MTM’s accounts receivables base including greater flexibility for government, education and healthcare accounts under the new credit facility.

Steve Stringer, President and COO stated, “Our relationship with GE is a key component of our fiscal year 2008 growth strategy.  We believe this new facility combined with our Aware 360 Managed Services platform and our positive EBITDA performance, will enhance customer and vendor confidence and enable us to achieve our fiscal year 2008 goals of approximately $265 million in revenue as well as positive and increasing EBITDA in each quarter.”

“We are excited to help finance one of the leading service providers in the middle market.  We believe that MTM’s reputation for high quality IT services and its broad array of managed services offerings makes it a great relationship for GE CDF”, said Mike Marcolina, GE CDF National Sales Director.  “MTM Technologies’ recent return to EBITDA profitability driven by their managed services offering and improved go-to-market sales and services strategy positions the company well for the future.”

“This new facility allows us to partner with an industry leader who understands our business and what it takes to be successful.  We believe we are now better positioned to achieve our fiscal year 2008 plans and we look forward to this relationship with GE Commercial Distribution Finance,” said Jay Braukman, CFO.

MTM Technologies today also announced its four year $25 million secured debt facility with Columbia Partners L.L.C has been extended one year to 2010.  As part of the extension, MTM Technologies has issued 700,000 common stock purchase warrants to the lender, with an exercise price equal to $1.17.

About MTM Technologies, Inc.

MTM Technologies, Inc. is a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies.  Partnered with industry-leading technology providers such as Cisco Systems, Citrix, Microsoft, HP, Sun Microsystems, EMC, and Avaya, MTM Technologies offers comprehensive solutions in the areas of access, convergence, consolidation, and virtualization.  In addition, MTM Technologies provides a broad range of managed services, including system monitoring and management, hosting, security management, IP telephony management, and IT support, as well as IT staffing and training services.  For more information, visit www.mtm.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  These risks and uncertainties include MTM Technologies' entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in MTM Technologies' Securities and Exchange Commission filings.  The forward looking statements in this press release speak only as of the date hereof and MTM Technologies disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in  MTM Technologies’ expectations or future events.

For more information, contact: Michael Kern Vice President Integrated Corporate Relations, Inc. 617-956-6731 michael.kern@icrinc.com	J.W. (Jay) Braukman, III Chief Financial Officer MTM Technologies, Inc. 203-975-3750 investorrelations@mtm.com